TARA Biosystems and Harris & Harris Group

Form Company to Improve Safety and Efficacy of New Therapies

NEW YORK, NY—October 22, 2014—Harris & Harris Group, Inc. (NASDAQ: TINY), an investor in transformative companies enabled by disruptive science, continues its track record of early stage investments in emerging new technologies through a capital commitment and formation of TARA Biosystems (www.tarabiosystems.com). Based on research out of Columbia University, the Radisic Laboratory and MIT, TARA Biosystems aims to capitalize on the need for more effective processes for evaluating the safety and efficacy of new therapies and new drug compounds. TARA Biosystems will initially use its “organ-on-a-chip” platform to provide physiologically-relevant “heart-on-a-chip” human tissue models for both toxicology and drug discovery applications.

"Through this investment, we are taking a leading 3-D tissue engineering and drug discovery platform from the laboratory into commercial development,” said Misti Ushio, Ph.D., founding CEO of TARA Biosystems and Managing Director of Harris & Harris Group. “Harris & Harris Group has a history of being the first to identify exciting innovations from laboratory research and move these new technologies out of the lab and into the commercial environment.”

Today, many promising new therapies for a variety of diseases—most strikingly, cardiovascular disease, which kills more people than all forms of cancer combined—must endure a painstaking, long and expensive process of testing prior to being implemented in human trials. Even then, due to the complexity of cardiac tissue, therapies that make it through the process still pose serious health hazards in the patient in early testing. TARA Biosystems has created a unique, advanced, stem cell-derived system based on its proprietary, patent-pending 'biowire' technology. This system enables testing on physiologically-relevant, 3-D heart tissue to get a more accurate, dependable reading on the safety and efficacy of the therapy under investigation. The ‘biowire’ technology significantly reduces risk and uncertainty, thus reducing cost of development and speeding to market only those therapies with real therapeutic value.

Columbia University Professor Gordana Vunjak-Novokovic, one of the scientific co-founders of TARA Biosystems, said, "The total cost of bringing a new drug to market now exceeds $1 billion. Still, about eight out of nine drugs fail during preclinical testing, largely due to the poor predictability of cell culture and animal models. Testing platforms containing micro-sized functional human heart tissues formed from patient’s own stem cells now enable studies of drug efficacy and toxicity under conditions predictive of human physiology. These platforms can also serve the needs of precision medicine for optimizing drug regimens for the specific patient and the condition treated."

University of Toronto Professor Milica Radisic, a fellow scientific co-founder of TARA Biosystems, added, "Human cardiac tissues cannot be obtained from patients in sufficient quantities for drug discovery and testing applications. TARA’s technology provides stem cell-based, high-fidelity, human cardiac tissues in convenient well-plate formats that provide functional readouts, such as contractility, and that can be interrogated using standard tools such as pipettes or microscopes.”

About Harris & Harris Group

Harris & Harris Group, Inc. is a publicly traded venture capital firm that is also a business development company. Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com and by following on Facebook at www.facebook.com/harrisharrisvc and on Twitter @harrisandharrisgroup.

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including, but not limited to, the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The references to the websites www.HHVC.com, www.Facebook.com and www.twitter.com have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Harris & Harris Group is not responsible for the contents of third party websites.

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